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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements of Loral Corporation and Subsidiaries on Form S-8 (File Nos. 2-78421, 2-91193, 33-7589, 33-14516, 33-23757, 33-37829, 33-55661 and 33-55675) and Form S-3 (File
Nos. 33-50407 and 33-53741) of our report dated January 25, 1995, with respect to the combined financial statements of Unisys Defense Systems (a unit of Unisys Corporation), which appears in the Report on Form 8-K of Loral Corporation dated May 5, 1995.

                                                      ERNST & YOUNG LLP

Philadelphia, PA 19103
May 19, 1995